Exhibit 99.1
Dream Finders Homes Appoints Clint Szubinski as Chief Operating Officer
Homebuilding Industry Veteran Brings Decades of Operational and Growth Leadership to DFH's Executive Team
JACKSONVILLE, Fla.--(BUSINESS WIRE) — Dream Finders Homes, Inc. (“Dream Finders Homes”, “DFH”, the “Company”) (NYSE: DFH), the 2025 National Builder of the Year, today announced the appointment of Clint Szubinski as Chief Operating Officer (“COO”). Mr. Szubinski, a seasoned executive with more than two decades of homebuilding leadership experience, will work alongside our National President – formerly COO, Doug Moran to transition teams and responsibilities. Mr. Moran will continue to provide guidance and support for the ongoing success and growth of Dream Finders Homes. Mr. Szubinski will assume responsibility for directing the strategic vision and operational performance of the Company.
Mr. Szubinski brings an extensive and distinguished career in the homebuilding industry, having held senior leadership roles at several of the nation's largest publicly traded homebuilders. Most recently, he served as Executive Vice President and Chief Operating Officer at Meritage Homes Corporation (“Meritage Homes”) (NYSE: MTH), where he oversaw enterprise-wide operations and contributed to the company's national growth strategy. Prior to that role, he served as President of Meritage Homes' East Region, with oversight of operations across Georgia, Tennessee, North Carolina and South Carolina. His earlier career included the role of Southeast Region President at CalAtlantic Group Inc., Group President at K. Hovnanian Homes, Florida Region President and Orlando Division President, both at Meritage Homes and Division President – Gulf Coast at KB Home. Mr. Szubinski began his career in homebuilding at Centex. He holds degrees in political science, business administration and law from Louisiana State University.
“Clint is an exceptional leader whose breadth of experience across national homebuilders makes him ideally suited to lead our divisions at this stage of our growth,” said Patrick Zalupski, Founder and Chief Executive Officer of Dream Finders Homes. “His track record of driving operational excellence and expanding regional footprints mirrors the ambitions we have for continued national expansion of DFH. We are thrilled to welcome Clint to the Dream Finders Homes family and have him step into the role of COO.”
“Dream Finders Homes has built an impressive platform with a strong culture and a clear vision for growth,” said Mr. Szubinski. “I am excited to join the executive team and look forward to working closely with our division leadership to deliver exceptional homes and communities to buyers across the country. The Company’s asset-light model and its commitment to quality and affordability position us very well for the road ahead.”
The appointment reflects Dream Finders Homes’ continued investment in senior leadership talent as the Company expands its presence across the Southeast, Mid-Atlantic and Midwest markets. Dream Finders Homes currently builds single-family homes and communities in Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona and the Washington, D.C. metropolitan area.
About Dream Finders Homes, Inc.
Dream Finders Homes (NYSE: DFH), headquartered in Jacksonville, Florida, was recognized as the 2025 National Builder of the Year by Builder magazine. Dream Finders Homes builds single-family homes throughout the Southeast, Mid-Atlantic and Midwest, including Florida, Texas, Tennessee, North Carolina, South Carolina, Georgia, Colorado, Arizona, and the Washington, D.C. metropolitan area, which comprises Washington D.C., Northern Virginia and Maryland. As the Official Home Builder of the PGA TOUR, the Jacksonville Jaguars and the Tampa Bay Rays, Dream Finders Homes is deeply committed to excellence beyond homebuilding and into the communities it serves. Through its wholly owned subsidiaries, DFH also provides mortgage financing as well as title agency and underwriting services to homebuyers. Dream Finders Homes achieves its growth and returns by maintaining an asset-light homebuilding model. For more information, please visit www.dreamfindershomes.com.
Forward-Looking Statements
This press release includes forward-looking statements regarding Dream Finders Homes. All forward-looking statements are based on management’s beliefs as well as assumptions made by and information currently available to management. These statements reflect management’s current views with respect to future events and are subject to various risks, uncertainties and assumptions. These risks, uncertainties and assumptions are discussed in Dream Finders Homes’ Annual Report on Form 10-K for the year ended December 31, 2025 and other filings with the U.S. Securities and Exchange Commission. Dream Finders Homes undertakes no obligation to update or revise any forward-looking statement except as may be required by applicable law.
Contacts:
Investor Contact: investors@dreamfindershomes.com
Media Contact: mediainquiries@dreamfindershomes.com